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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Registration Statement relating to Cityscape Financial Corp. and its subsidiaries (the "Company") of our report, dated March 20, 1994, appearing in the Prospectus which is a part of this Registration Statement. We also consent to the references to us under the headings "Selected Consolidated Financial and Other Data" and "Experts" in such Prospectus.



                                          SHANE YURMAN & COMPANY


Monsey, New York

January 29, 1997